EXHIBIT 99.2

FLEET FINANCIAL                    SHAWMUT NATIONAL
GROUP, INC.                        CORPORATION


Contacts: Meg Pier                      Vincent Loporchio
          Fleet Financial Group         Shawmut National Corporation
          401/278-3003                  617/292-3239

Fleet and Shawmut Announce Divestiture Proposal
Following Discussions with Federal Reserve,
U. S. Department of Justice, and Attorney General

Plan Guidelines Developed that Foster Competition, Preserve Jobs and Continue Meeting Customer Needs Throughout Connecticut

     Providence, Rhode Island, August 23, 1995 -- Fleet Financial Group and Shawmut National Corporation today announced their detailed divestiture proposal for Connecticut following extensive negotiations with the Federal Reserve, Justice Department officials, and Connecticut Attorney General Richard Blumenthal.
     The plan is subject to final approval by the Federal Reserve Board when it finally considers Fleet's application to merge with Shawmut later this year. It addresses the issues raised by Blumenthal that the package be fair and beneficial to consumers and businesses in Connecticut.
     Connecticut is one of four New England states in which a combined total of $3.2 billion (as of 6/30/94) of deposits will be sold to allow the merged institution to meet federal fair competition rules. In Connecticut, 28 branches with a total of $1.64 billion in deposits will be divested.
     "The divestiture discussions centered around three primary objectives: first, to foster a strong competitive environment; secondly, to ensure the availability of robust resources for small- and medium-sized businesses; and third, in cooperation with Attorney General Blumenthal, to enhance the overall marketplace commitments to community reinvestment and local economic development initiatives," said Anne Slattery, Fleet Financial Group senior vice president and head of consumer and small business activities for the new entity.
- -more-

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Fleet/Shawmut Divestiture
Page 2

     "Our selection of buyers will be based on preservation of jobs and several other points, including price and ease of systems conversion. We are especially interested in identifying buyers who exhibit concern for the community and sensitivity to customer and employee needs," said Slattery. In addition, buyers must be acceptable to the Federal Reserve Board and the Department of Justice.
     In addition to these objectives, Fleet believes that the plan also meets concerns on the part of the Department of Justice, that primarily Shawmut branches be divested, and that the packages be divested to a single buyer in most markets, if possible. The Justice Department believes that if Shawmut branches rather than Fleet are divested, there will be less customer run-off at the divested branches. Many potential buyers have expressed interest in the proposed divestitures since the institutions announced the merger.
     "This plan takes into consideration the special needs of Connecticut. By addressing the need to preserve jobs and see to it that small- to medium-sized businesses have access to sufficient credit and related financial services, Fleet and Shawmut are demonstrating our continuing support for the state," said Eileen S. Kraus, president of Shawmut Bank Connecticut and, following the merger, chairman of Fleet Bank-CT. "During the divestiture process, we are looking for buyers who exhibit our same concern for the community and have the ability and desire to meet customer and employee needs."
Community Support
     "Although we are divesting some branches in Connecticut, we are maintaining our commitment to the communities of the state," said Kraus. "In fact, Fleet has committed to maintain current combined Fleet-Shawmut levels of low- to middle-income lending
(LMI) and charitable contributions in Connecticut for the next two years."
     In addition to these commitments, Fleet and Shawmut will continue discussions with Attorney General Blumenthal to ensure his satisfaction with the institution's continuing commitment to economic development and community reinvestment initiatives in the state.
- -more-

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Fleet/Shawmut Divestiture
Page 3

Customer Concerns
     "We are committed to working very closely with the prospective buyers to ensure a smooth transition for all customers involved -- whether retail, small business, community or commercial," Slattery said. "Our customers will receive an update on the situation shortly, but until then, we are happy to answer any questions customers may have."
     After the merger with Shawmut National Corporation, the Fleet Financial Group (FFG) will be a New England-based $81 billion diversified financial services company listed on the New York Stock Exchange (NYSE-FLT). FFG's lines of business will include commercial and consumer banking, mortgage banking, consumer finance, asset-based lending, equipment leasing, investment management services and student loan processing.
#  #  #
EDITOR'S NOTE: Attached is a list of Connecticut branches scheduled to be divested.

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FLEET FINANCIAL GROUP/SHAWMUT NATIONAL CORPORATION
Connecticut Divestiture News Release Attachment
List of Connecticut Branches to be Sold
8/23/95


Branch (Fleet/Shawmut)             Address & Town

BRANCH NAME (F/S)                  ADDRESS

Bishops Corner (F)                 726 North Main St., West Hartford
Brooklyn (F)                       580 Providence Rd., Route 6, Brooklyn
Essex (F)                          20 Main St., Essex
Westbrook (F)                      1238 Boston Post Rd., Westbrook
Bloomfield (S-NE*)                 782 Park Ave., Bloomfield
Burr Corners (S-NE*)               1147 Tolland Turnpike, Manchester
Farmington Valley Mall (S-NE*)     530 Bushy Hill Rd., Simsbury
Northeast Plaza (S-NE*)            50 State House Square, Hartford
Berlin (S)                         40 Webster Square Rd., Berlin
Bristol (S)                        594 Farmington Ave., Bristol
City Place (S)                     185 Asylum St., Hartford
Cromwell (S)                       5 Coles Rd., Cromwell
East Hartford (S)                  1085 Main St., East Hartford
Elmwood (S)                        1114 New Britain Ave., West Hartford
Enfield (S)                        50 Freshwater Blvd., Enfield
Farmington Village (S)             High Street, Farmington
Glastonbury (S)                    141 Hebron Dr., Glastonbury
Middle Turnpike (S)                320 Middle Turnpike West, Manchester
Middletown Central (S)             363 Main St., Middletown
Newington Plaza (S)                3180 Berlin Turnpike, Newington
Northwest (S)                      410 Homestead Ave., Hartford
Silas Deane (S)                    1039 Silas Deane Highway, Wethersfield
Simsbury (S)                       690 Hopmeadow St., Simsbury
Southington (S)                    132 Main St., Southington
West Hartford Center (S)           65 La Salle Rd., West Hartford
West Main (S)                      741 West Main St., New Britain
Wethersfield Avenue (S)            655 Wethersfield Ave., Hartford
Windsor Center (S)                 270 Broad St., Windsor

* NE - Former Northeast Savings

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